UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 20, 2016 (May 18, 2016)

INTERACTIVE INTELLIGENCE GROUP, INC.
(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation)	000-54450 (Commission File Number)	45-1505676 (IRS Employer Identification No.)

7601 Interactive Way

Indianapolis, IN 46278

(Address of principal executive offices, including zip code)

(317) 872-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Amendment to the 2006 Equity Incentive Plan and Amendment and Restatement of the Employee Stock Purchase Plan
At the 2016 Annual Meeting of Shareholders of Interactive Intelligence Group, Inc. (the “Company”) held on May 18, 2016 (the “Annual Meeting”), the Company’s shareholders approved amendments to the Interactive Intelligence Group, Inc. 2006 Equity Incentive Plan (the “2006 Plan”). The amendments:

•	Increased the total number of shares of the Company’s common stock available for issuance under the 2006 Plan by 2,600,000 from 5,350,000 shares to 7,950,000 shares;

•	Increased the maximum aggregate number of shares that may be granted to an individual participant during any calendar year pursuant to any and all awards from 100,000 shares to 150,000 shares; and

•	Extended the date through which awards may be granted under the 2006 Plan from May 17, 2016 to May 17, 2026.

In addition, at the Annual Meeting, the Company’s shareholders approved the amendment and restatement of the Interactive Intelligence Group, Inc. Employee Stock Purchase Plan (the “ESPP”). The amended and restated ESPP:

•	Increases the total number of shares of the Company’s common stock available for issuance and purchase under the ESPP from 750,000 to 1,050,000;

•
Adds definitions for “Purchase Period” and “Purchase Date” to provide the Compensation Committee with flexibility to establish a purchase period of a calendar quarter or any other period of time not to exceed 27 months or such longer period as may be permitted under Section 423 of the Internal Revenue Code;

•	Eliminates the definition of “Investment Date;”

•	Updates certain definitions, including “Agent,” “Effective Date” and “Entry Date;”

•
Provides for pro rata allocation if the purchases by all participants on a purchase date would otherwise cause the aggregate number of shares of common stock to be sold under the plan to exceed the number of shares available for issuance and purchase;

•	Allows the Company to decrease a participant’s payroll deduction contributions to 0% in certain circumstances;

•	Adds new sections setting forth the authority of the Compensation Committee under the plan;

•
Provides that, in addition to being able to amend the plan, the Board of Directors also has the power to suspend the plan at any time and provides certain actions that may and may not be taken during any suspension of the plan;

•	Amends the termination provision to provide that the plan shall terminate at any date at the discretion of the Board of Directors; and

•	Allows for the delivery of uncertificated shares.

The foregoing descriptions of the amended 2006 Plan and the amended and restated ESPP do not purport to be complete and are qualified in their entirety by reference to the full text of the Interactive Intelligence Group, Inc. 2006 Equity Incentive Plan, as amended May 18, 2016, which is filed as Exhibit 10.1 hereto, is incorporated herein by reference and constitutes a part of this report, and the amended and restated Interactive Intelligence Group, Inc. Employee Stock Purchase Plan, which is filed as Exhibit 10.2 hereto, is incorporated herein by reference and constitutes a part of this report.
Item 5.07    Submission of Matters to a Vote of Security Holders.

The Annual Meeting was held on May 18, 2016 to:

•	elect two directors to hold office for a term of three years or until their successors are elected and have qualified;

•
approve, in an advisory (non-binding) vote, the compensation paid to the Company’s named executive officers as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission in the proxy statement for the Annual Meeting;

•	consent to the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2016;

•	approve amendments to the 2006 Plan; and

•	approve the amendment and restatement of the ESPP.

At the Annual Meeting, the Company’s shareholders elected Mark E. Hill and Michael C. Heim to serve as directors and to hold office until the 2019 Annual Meeting of Shareholders or until their successors are elected and have qualified, approved the advisory resolution regarding the compensation paid to the Company’s named executive officers, consented to the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2016, approved the amendments to the 2006 Plan and approved the amendment and restatement of the ESPP, as follows:

	Votes FOR	Votes WITHHELD	Broker Non-Votes
Election of Directors:
Mark E. Hill	16,553,149	1,964,575	2,832,942
Michael C. Heim	18,469,355	48,369	2,832,942

	Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
Vote on Proposals:
To approve, in an advisory (non-binding) vote, the compensation paid to the Company’s named executive officers.	18,254,821	214,405	48,498	2,832,942
To consent to the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2016.	21,257,801	89,857	3,008	—
To approve amendments to the Interactive Intelligence Group, Inc. 2006 Equity Incentive Plan.	12,701,815	5,766,793	49,116	2,832,942
To approve the amendment and restatement of the Interactive Intelligence Group, Inc. Employee Stock Purchase Plan.	18,428,356	8,644	80,724	2,832,942

Item 9.01    Financial Statements and Exhibits.

(d)  Exhibits:

The following items are filed as exhibits to this current report on Form 8-K:

Exhibit	Description
10.1	Interactive Intelligence Group, Inc. 2006 Equity Incentive Plan, as amended May 18, 2016
10.2	Interactive Intelligence Group, Inc. Employee Stock Purchase Plan, as amended and restated

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interactive Intelligence Group, Inc.
(Registrant)

Date: May 20, 2016	By:	/s/ Ashley A. Vukovits
Ashley A. Vukovits Chief Financial Officer, Senior Vice President of Administration, Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Interactive Intelligence Group, Inc. 2006 Equity Incentive Plan, as amended May 18, 2016
10.2	Interactive Intelligence Group, Inc. Employee Stock Purchase Plan, as amended and restated